Exhibit 23

Consent of Independent Registered Public Accounting Firm

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-127858, 333-121085 and 333-157540) of Home Federal Bancorp, Inc. of our report dated December 11, 2009, relating to the consolidated financial statements and effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K of Home Federal Bancorp, Inc. for the year ended September 30, 2009.

/s/Moss Adams LLP

Spokane, Washington
December 11, 2009